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                                                               EXHIBIT 23.4

           CONSENT OF ERNST AND YOUNG, LLP INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 10, 2000, with respect to the financial statements of SpecialtyMD.com Corporation included in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Ventro Corporation for the registration of Convertible Subordinated Notes due in 2007 with principal amount of $345,000,000 and the registration of shares of its common stock issuable upon conversion.

                                        /s/ Ernst & Young, LLP

Palo Alto, California

March 13, 2000